Exhibit 107

Calculation of Filing Fee Tables

FORM F-1
(Form Type)

Genius Group Limited
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate(3)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Ordinary shares, no par value per share(1)(4)	457(o)			$46,000,000	0.0001091	$5,019
	Equity	Warrants to be issued to the representative of the underwriters(5)	457(g)			—	—	—
	Equity	Ordinary shares underlying warrants to be issued to the representative of the underwriters(6)	457(g)			$2,875,000	0.0001091	$314
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$48,875,000		$5,333
	Total Fees Previously Paid							$5,333
	Total Fee Offsets
	Net Fee Due							$0

1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable to prevent dilution resulting from share splits, share dividends or similar transactions.

2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

3)	As in effect when previously paid..

4)	Includes additional ordinary shares which may be issued upon exercise of the underwriters’ over-allotment option.

5)	No registration fee required pursuant to Rule 457(g).

6)	We have agreed to issue to the representative of the underwriters warrants to purchase ordinary shares representing up to 5% of the ordinary shares issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per ordinary share offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $2,875,000, which is equal to 125% of $2,300,000 (5% of $46,000,000).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date